UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON , D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 31, 2005

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On January 31, 2005, Pennsylvania Real Estate Investment Trust (the “Company”) entered into an amendment (the “Amendment”) to its $500 million credit agreement (the “Credit Facility”) with the financial institutions signatory thereto. Pursuant to the Amendment, the term of the Credit Facility has been extended by one year to November 20, 2007, and the Company has an option to extend the term for a further 14 months, to February 20, 2009, provided that there is no event of default at that time. The Amendment also lowered the interest rate on the Credit Facility to between 1.05% and 1.55% per annum over LIBOR, depending on the Company’s leverage. Prior to the effective date of the Amendment, the interest rate on the Credit Facility was 1.50% to 2.50% per annum over LIBOR, depending on the Company’s leverage. In determining the Company’s leverage, the Amendment reduced the capitalization rate used to calculate Gross Asset Value to 8.25% from a rate of between 9.00% and 11.00% prior to the effective date of the Amendment. Lastly, the Amendment replaced the unused facility fee of 0.15% to 0.30% per annum, depending on usage levels, with a facility fee of 0.15% to 0.20% per annum of the total commitments, depending on leverage and without regard to usage.

          The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Credit Facility was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2003.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

	10.1	First Amendment to Credit Agreement by and among PREIT, PREIT Associates, L.P., the guarantors named therein and each of the financial institutions signatory thereto.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: February 2, 2005	By:	/s/ Jonathan B. Weller

Jonathan B. Weller
Vice Chairman

Exhibit Index

10.1	First Amendment to Credit Agreement by and among PREIT, PREIT Associates, L.P., the guarantors named therein and each of the financial institutions signatory thereto.